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                                                              Exhibit No. 15(g)

Code of Ethics
July, 2000


[LOGO]
SSgA
STATE STREET GLOBAL ADVISORS

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                       CODE OF ETHICS - TABLE OF CONTENTS

STATEMENT OF GENERAL PRINCIPLES                                                3
APPLICABILITY OF CODE TO EMPLOYEES OF NON-US OFFICES                           3
WHAT IS THE CODE OF ETHICS?                                                    3
SECTION 1 - DEFINITIONS                                                        4
SECTION 2 - EXEMPTED TRANSACTIONS                                              6
SECTION 3 - TRADING RESTRICTIONS/PROHIBITIONS                                  7
  A.  PERSONAL SECURITIES TRANSACTION "BLACK-OUT"                              7
      TRADING RESTRICTIONS
  B.  SECURITIES MAINTAINED ON AN "APPROVED LIST"                              8
  C.  ADDITIONAL PROHIBITED ACTIVITIES                                         8
SECTION 4 - PRECLEARANCE                                                      10
  A.  PRECLEARANCE OF SECURITIES TRANSACTIONS                                 10
  B.  SHORT-TERM TRADING                                                      11
SECTION 5 - REPORTING                                                         11
SECTION 6 - ANNUAL CERTIFICATION                                              13
SECTION 7 - EXEMPTIVE RELIEF                                                  13
SECTION 8 - VIOLATIONS AND SANCTIONS                                          13
SECTION 9 - ISSUES FORUM                                                      14
Initial and Annual Holdings Report                                   Appendix A
Form Letter to Broker (Duplicate Confirms and Account Statements)    Appendix B
Request for Approval of Privately Offered Security Transaction       Appendix C
Frequently Asked Questions and Answers                               Appendix D
Preclearance of Fixed Income Trades by Access Persons                Appendix E
List of Local Compliance Officers                                    Appendix F
Code of Ethics Quick Reference Tool                                  Appendix G


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                                 CODE OF ETHICS
                          STATE STREET GLOBAL ADVISORS
                                    ("SSgA")

STATEMENT OF GENERAL PRINCIPLES

In addition to any particular duties or restrictions set forth in the SSgA Code of Ethics (the "Code"), every employee of the Adviser must adhere to the following general principles:

I. Since our clients have entrusted us with their assets, we must, at all times, place the interests of these clients first. These clients include the mutual funds which we advise, participants in the State Street Bank and Trust Company collective investment vehicles and those clients for whom we manage discretionary accounts.

II. Transactions executed for the employee's personal account must be conducted in a manner consistent with this Code and in such a manner as to avoid any actual or perceived conflict of interest or any abuse of the employee's position of trust and responsibility.

III. Employees are encouraged to make investment decisions regarding their personal accounts with a long term view. Short-term trading is strongly discouraged.

IV.   Employees must not take inappropriate advantage of their position.

APPLICABILITY OF CODE TO EMPLOYEES OF NON-US OFFICES

Employees of the Adviser's Non-US offices are subject to the terms of the Code. In addition, however, such employees remain subject to any local laws and regulations affecting personal investments, investments on behalf of customers and other activities governed by the Code. It is the responsibility of each employee to adhere to such regulations. In the event of any inconsistency between local law or regulation and the terms of this Code, the employee must adhere to the highest applicable standard.

WHAT IS THE CODE OF ETHICS?

The Code of Ethics, hereafter referred to as the "Code", is the policy statement that State Street Global Advisors has adopted which primarily governs personal securities transactions of its employees. It is designed to ensure that employees conduct their personal securities transactions in a manner which does not create an actual or potential conflict of interest to the bank's business or fiduciary responsibilities. In addition, the Code establishes standards that prohibit the trading in or recommending of securities based upon material, non-public information or the tipping of such information to others.

The SSgA Risk Management and Compliance Department oversees overall compliance with the Code. Failure to comply with the Code could result in company imposed sanctions, and possible criminal and civil liability, depending on the circumstances.

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SECTION 1 - DEFINITIONS

A.   "Access Person" or " Investment Personnel" as defined by Rule 17j-1 under the Investment Company Act of 1940, as amended ("the 1940
     Act"), means "any Portfolio Manager, Investment Person or Reporting Associate of State Street Global Advisors or of such other divisions as determined by the Adviser from time to time, and any other employee of the Adviser designated as an Access Person by the Compliance Officer by virtue of his or her stature within the organization."

     The following Access Person levels have been established by the SSgA
     Boston office. The levels reflect the minimum requirements of the Code of Ethics. A listing of Access Persons is maintained by the local Compliance Officer. The local Compliance Officer, at his or her discretion, can impose higher standards in their local environment.

     1. "Portfolio Manager" (Level 1) means "the persons identified by the Adviser, as the portfolio manager or back-up portfolio manager of a Fund."


     2. "Investment Person" (Level 2) means "any employee of the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund prior to or contemporaneous with such purchase or sale, or whose functions relate to the making of any recommendations with respect to such purchase or sale."

     3. "Reporting Associate" (Level 3) means "(i) any director, officer or employee of the Adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Securities being made by the Adviser to any Fund, and (ii) any employee of the Adviser who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchases or sales of Securities made by a Fund or whose functions relate to the making of any recommendations with respect to the purchases or sales.

B. "Adviser" means "State Street Global Advisors" and any other investment advisory division of State Street Bank and Trust Company, "State Street Global Advisors, Inc." and any subsidiary thereof, "State Street Brokerage" and "State Street Banque, S.A." and such other entities as from time to time designated by the Compliance Officer.

C. "Approved List" means Securities followed by the Global Fundamental Research Group and tracked on the Approved List. Securities may be added, removed, or undergo periodic ratings changes.

D. "Associated Portfolio" means with respect to an Access Person any Portfolio in the fund group for which such person acts as a Portfolio Manager, Investment Person or Reporting Associate (e.g., accounts for which the Access Person is Portfolio Manager, designated Back-up Portfolio Manager).

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E.   "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect Beneficial Ownership shall apply to all Securities which an Access Person has or acquires other than those Securities which are acquired through dividend reinvestment.

      Beneficial Ownership generally extends to accounts in the name of:

         -  the Access Person;
         -  the Access Person's spouse;
         -  the Access Person's minor children;
         - the Access Person's adult children living in the Access Person's home; and
         - any other relative whose investments the Access Person directs (regardless of whether he or she resides in the Access
            Person's home).

     Beneficial Ownership also includes accounts of another person or entity if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains therefrom benefits substantially equivalent to those of ownership. Access Persons should contact the local Compliance Officer regarding any questions they may have concerning Beneficial Ownership.

F. "Compliance Officer" shall mean the person identified by the State Street Global Advisors division of the Adviser, from time to time, as the local Compliance Officer of SSgA.

G. "Control" means the power to exercise a controlling influence over an account.

H. "DE MINIMIS transaction" is a personal trade that, when client orders are pending, meets the following conditions: i) proposed personal trade does not exceed 2% of the average 10 day trading volume in the subject security, AND ii) pending client orders do not exceed the 2% limit.

I. "Fund" or "Funds" means "any mutual fund, bank collective fund, common trust fund, separate account or other type of account advised or sub-advised by the Adviser."

J. "Fundamental Access Person" means "any Access Person (Level 1-3) who either has access to or receives updates concerning the fundamental research (as distinguished from the quantitative management process) used in connection with the managing a Fund, and who is identified as such on a list maintained by the Compliance Department."

K. "Level 4 Person" means " any individual employed by the Adviser who is not an Access Person (Level 1-3) and who is identified as a Level 4 Person by SSgA Risk Management and Compliance."

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L.   "Portfolio" means "any investment portfolio of a Fund."

M. "Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

N. "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, provided that "Security" shall NOT include direct obligations of the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by an open-end investment company registered under the 1940 Act (e.g., open-end mutual funds.)

     This definition of "Security" includes, but is not limited to: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificates of interest or participation in any profit-sharing agreement, any put, call, straddle, option or privilege on any Security or on any group or index of Securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency.

     Further, for the purpose of this Code, "Security" shall include any commodities contracts as defined in Section 2(a)(1)(A) of the Commodity Exchange Act. This definition includes but is not limited to futures contracts on equity indices.

     Any questions as to whether a particular investment constitutes a "Security" should be referred to the local Compliance Officer.

O. "Short-term Trading" means buying and selling or selling and buying the same security within a 60 day period.

SECTION 2 - EXEMPTED TRANSACTIONS

The "Trading Restrictions" (Section 3A) and "Preclearance" requirements (Section 4) of this Code shall not apply to:

A. Purchases or sales effected in any account over which the Access Person or Level 4 Person has no direct or indirect influence or control (e.g., assignment of management discretion in writing to another party). HOWEVER, IF MANAGEMENT AUTHORITY IS CEDED TO A PERSON IN THE SAME HOUSEHOLD (SPOUSE, DEPENDENT CHILDREN OR OTHER INDIVIDUAL LIVING IN THE SAME HOUSEHOLD AS THE ACCESS PERSON OR THE LEVEL 4 PERSON), THEN TRADING RESTRICTIONS AND PRECLEARANCE REQUIREMENTS STILL HAVE TO BE MET.

B. Acquisition of a Security due to dividend reinvestment or similar automatic periodic investments process or through the exercise of rights, warrants or tender offers. However, these transactions remain subject to the Code's "Reporting" requirements as set forth in Section 5.

C. Securities issued by the U.S. Government or an agency or instrumentality thereof. However, only direct obligations of the U.S. Government are exempt from the reporting requirements set forth in Section 5.

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D.   With respect to Access Persons employed in a non-US office, purchases or sales of Securities issued by the government of the country in which such office is located. However, these transactions remain subject to the Code's "Reporting" requirements as set forth in Section 5.

SECTION 3 - TRADING RESTRICTIONS/PROHIBITIONS

A.   PERSONAL SECURITIES TRANSACTION "BLACK-OUT" TRADING RESTRICTIONS

     1. PROHIBITED TRADING "BLACK-OUT" PERIODS. The following categories of personnel are subject to the following restrictions upon execution of personal securities transactions for his or her own personal account or on behalf of an account in which he or she has Beneficial
          Ownership:

          (a) "PENDING ORDER" RESTRICTION. Subject only to the DE MINIMIS transaction exceptions noted below, no Access Person (Level 1-3) may purchase or sell a Security or any equivalent Security with respect to which such Access Person knows or should have known that any Fund (i) has outstanding a purchase or sale order (the "pending order"), or (ii) is considering purchasing or selling.

                A Fund "is considering purchasing or selling" a Security when a recommendation has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such recommendation.

         (b) SEVEN-DAY restriction. No Portfolio Manager may purchase or sell a Security or any equivalent security within seven (7) calendar days after the trade date of a purchase or sale of the same Security or any equivalent Security by or on behalf of any Associated Portfolio.

          In the event that a transaction in a Security is effected in contravention of either of the two forgoing restrictions, the Access Person or Portfolio Manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly, (I) advise the office of the Compliance Officer of the violation, and
          (II) comply with whatever directions which the Compliance Officer may issue in order for the violation to be fully and adequately rectified.

          2. DE MINIMIS TRANSACTION EXCEPTIONS TO THE "PENDING ORDER" RESTRICTION. An Access Person shall be excepted from the "pending order" restriction with respect to any DE MINIMIS transaction; provided, however, that the DE MINIMIS transaction exception shall not be applicable for transactions effected by Portfolio Managers that would otherwise be restricted pursuant to subparagraph (1)(b),

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                above. Transactions effected pursuant to the DE MINIMIS
                exception remain subject to the Preclearance (Section 4) and Reporting (Section 5) requirements of this Code.

B.   SECURITIES MAINTAINED ON AN "APPROVED LIST"

Employees who have access to investment strategy information developed by the Fundamental Research Group prior to or contemporaneous with its implementation are prohibited for a period of seven (7) days from purchasing or selling a Security that is added to, removed from, or which has been subject to a rating change on the Approved List.

C.   ADDITIONAL PROHIBITED ACTIVITIES

     1. Neither an Access Person nor Level 4 Person shall, in connection with the purchase or sale (directly or indirectly) by the Adviser, of a Security held or to be acquired by a Fund:

         a.      employ any device, scheme or artifice to defraud a Fund;

         b. make any material misstatement to a Fund or omit any material fact in any statement to a Fund where such omission would tend to make the statement misleading;

         c. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Fund; or

         d.      engage in any manipulative practice with respect to a Fund.

         The above prohibited activities shall at all times include, but shall not be limited to, the following:

         (i) purchasing or selling securities on the basis of material(1) non-public(2) information;

         (ii) purchasing or selling, knowingly, directly or indirectly, securities in such a way as to compete personally in the market with a Fund, or acting personally in such a way as to injure a Fund's transactions;


(1) Material Information: information the dissemination of which would have a substantial impact on the mardet price of the company's securities, or is likely to be considered improtant by reasonable investors in determining whether to trade in such securities. Examples of the type of informatin that might be "material" would include the following: earnings estimates or changes in previously released earnings estimates, merger or acquisition proposals, major litigation, significant contracts, dividend changes, extraordinary management developments.

(2) Non-public Information: information that has not been generally disclosed to the investing public. Information found in a report filed with a local regulatory agency, such as the SEC, or appearing in publications of wide circulation would be considered public.


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         (iii)   using knowledge of securities transactions by a Fund,
                 including securities being considered for purchase or sale, to profit personally, directly or indirectly, by the market effect of such transactions.

         (iv) engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation.)

     2. Each of the following activities by an Access Person or Level 4 Person shall be prohibited:

         a. purchasing Securities in an initial public offering unless the transaction is approved in writing by an SSgA Compliance Officer and either:

                 (i) the Access Person or Level 4 Person has a right to purchase the Security due to the Access Person's or Level 4 Person's pre-existing status as a policy holder or depositor with respect to such Security or as a shareholder of a related company; or,

                 (ii) the right to purchase is awarded by lottery or other non-discretionary method by the issuer.

         b. participation in a private offering (e.g., offerings of securities not registered with a local regulatory agency, such as the SEC, stocks of privately held companies, private placements and non-publicly traded limited partnerships) without prior written consent from an SSgA Compliance Officer by use of the form attached here as Appendix C;

         c. participation in a private offering and failing to disclose any subsequent conflicts of interests to the Compliance Officer. An example of this would be a portfolio manager purchasing Securities of an issuer in a private offering (with approval as detailed in 2(b) above) and then causing an Associated Portfolio to purchase Securities of the issuer without disclosing this conflict of interest.

         d. using any derivative, or using any evasive tactic, to avoid the restrictions of this Code;

         e. serving as a director of the following without prior written consent of State Street Global Advisors' Area Executive AND notice to the Compliance Officer:

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         -       a publicly traded company other than State Street
                 Corporation or its subsidiaries or its affiliates; or

         -       any company the Securities of which are owned by a Fund,

         f. accepting or receiving, either directly or indirectly, from any organization or employee thereof with which we conduct a business relationship (e.g., customers or vendors) a gratuity or anything of value in excess of one hundred (US $100) dollars per individual per calendar year. A gratuity includes a gift of any type.

          The purpose of this gratuity restriction is to allow only proper and customary business amenities. Amenities considered permissible include the following:

         - occasional meals, social gatherings or meetings conducted for business purposes; or

         - gifts in the nature of promotional materials, such as a pen, calendar, umbrella or the like, which are inscribed with the giver's name or a business message.

         Amenities considered NOT to be permissible include, but are not limited to, the following:

         -      transportation expenditures, such as airfare or rental car; or

         -      hotel or other lodging accommodation expenditures

SECTION 4 - PRECLEARANCE

A.   PRECLEARANCE OF SECURITIES TRANSACTIONS

     Each Access Person shall preclear all transactions in Securities (other than those exempted in Section 2, above) in accordance with the Personal Transactions Preclearance Procedure via Lotus Notes.

         - Preclearance must be obtained after 10:00 a.m. EST (or at such local time as is designated by each Non-US office) of the day on which the Access Person proposes to trade.

         - Such preclearance is good until midnight of the day it is granted in the location of the primary exchange where the security is traded. It is also allowable to order a market trade electronically up to this time deadline. Any order not executed on the day of preclearance must be re-submitted for preclearance before being executed on a subsequent day (e.g., "good-'til-canceled" or "limit" orders must receive preclearance every day that the order is open).

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         -       The Lotus Notes preclearance process must be used in sites where available consistent with policies established from time to time by Risk Management and Compliance.

B.   SHORT-TERM TRADING

     In order to monitor short-term trading activity, each Access Person is required to identify on the Quarterly Report whether he or she has traded in the proposed security within the past 60 days. Short-term trades will be monitored and reported to management to ensure that Access Persons are adhering to SSgA's long- term investment philosophy generally.

SECTION 5 - REPORTING

All Securities (defined in Section 1.N) are subject to the reporting requirements of this section. Such securities include, but are not limited to, those issued by the U.S. Government agencies, non-US government obligations, and open-end mutual funds (or their equivalent that are not registered in the U.S.

A. INITIAL HOLDINGS REPORT. No later than 10 days after becoming an Access Person, whether through outside hiring or internal transfer, every Access Person shall report to the Compliance Officer the following information.

      1. The title, number of share and principal amount of each Security in which the Access Person had any Beneficial Ownership when the person became an Access Person;

      2.    The name of any broker, dealer or bank with whom the Access
            Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

      3.    The date the report is submitted by the Access Person.

B. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of each calendar quarter, every Access Person shall report to the Compliance Officer, the following information(3):

      1. With respect to any transaction during the quarter in a Security in which the Access Person had any direct or indirect Beneficial1
             Ownership:

(3) Access Persons are required to provide copies of confirmations and periodic statements to the comopliance Officer pursuant to Section 5 of this code. Accordingly, Access Persons need only cerfigy on their quarterly Transaction Form that no other transactions were executed during the applicable quarter.

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         a.  The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved:

         b. The nature of the transaction, (i.e., purchase, sale, or other type of acquisition or disposition);

         c.  The price of the Security at which the transaction was effected;

         d. The name of the broker, dealer or bank with or through which transaction was effected; and

         e.  The date that the report is submitted by the Access Person.

       2. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

         a. The name of the broker, dealer, or bank with whom the Access Person established the account;

         b.  The date the account was established; and

         c.  The date the report is submitted by the Access Person.

C. ANNUAL HOLDINGS REPORTS. Annually, every Access Person shall report the following information (which information must be current as of a date no more that 30 days before the report is submitted):

         1. The title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect Beneficial Ownership;

         2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person;

         3.  The date that the report is submitted by the Access Person.

D. EXCEPTIONS TO REPORTING REQUIREMENTS. An Access Person need not make a report under this Section 5 with respect to transactions effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

E. Access Persons are required to notify any brokers, dealers, investment advisers, banks and other financial institutions with whom they have their securities trading accounts to forward duplicate confirms of any and all of their trades and periodic account statements containing trading activity to the Compliance Officer and may use the form letter attached as Appendix B to notify such financial institutions.

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         F.  Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         G. Access Persons transacting in Securities, as defined in Section 1-N. of the Code, contained in self directed pension brokerage accounts, self managed brokerage accounts (SMBA) or 401(k) retirement accounts are included in any reporting or preclearance requirements.

         H.  Investment in the State Street Stock Fund through the State
             Street 401(k) plan do not require regular preclearance or reporting. Although transactions in the State Street Stock Fund do not need to be reported, as they are not defined as a Security, employees trading in the State Street Stock Fund should be aware that these transactions are subject to the insider trading restrictions contained in the Code of Ethics and State Street's Standard of Conduct.

         I. Access Persons are prohibited from engaging in short selling and options trading of State Street securities (except to the extent such options are issued by the Corporation as part of an employee's compensation).

         J. State Street options granted in conjunction with an employee's compensation do not need to be precleared or reported if exercised at first opportunity as dictated by Global Human Resources. Options exercised on any other date are subject to preclearance and reporting requirements.

SECTION 6 - ANNUAL CERTIFICATION

All Access Persons and Level 4 Persons must certify annually that he or she has read, understands and recognizes that he or she is subject to the Code. In addition, all Access Persons must certify annually that he or she has complied with the Code and has disclosed and reported all personal securities transactions required to be disclosed or reported.

SECTION 7 - EXEMPTIVE RELIEF

An Access Person or Level 4 Person who believes that aspects of the Code impose a particular hardship or unfairness upon them with respect to a particular transaction or situation, without conferring a corresponding benefit toward the goals of the Code, may appeal to the Compliance Officer for relief from Code provision(s) relating to a particular transaction or ongoing activity or reporting requirement.

If relief is granted, the Compliance Officer may impose alternative controls or requirements. Any relief granted in this regard shall apply only to the Access Person or Level 4 Person who had sought relief and no other Access Person may rely on such individual relief unless specifically authorized by their local Compliance Officer. If circumstances warrant, the Compliance Officer may submit the anonymous request to the Code of Ethics Committee for input.

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SECTION 8 - VIOLATIONS AND SANCTIONS

The Adviser will monitor compliance with the Code of Ethics and take such action as it deems appropriate designed to reasonably ensure compliance. The Adviser may establish a Code of Ethics Committee to review and develop procedures for giving effect to this Code. The Code of Ethics Committee reviews the facts and circumstances surrounding potential violations and may recommend that the Adviser impose a sanction as identified below.

Upon discovering a violation of this Code, its policies or procedures, the Adviser may impose such sanctions as it deems appropriate, including, among other things, the following:

         -   a letter of censure to the violator;
         -   a monetary fine levied on the violator;
         -   suspension of the employment of the violator;
         -   termination of the employment of the violator;
         - civil referral to the SEC or other civil regulatory authorities determined by the Adviser or other appropriate entity; or
         - criminal referral -- determined by the Adviser or other appropriate entity.

If the Adviser reasonably determines that the actions of an Access Person creates the appearance of impropriety, it may take such action as it deems necessary, including but not limited to, unwinding a trade and/or disgorgement of profits.

The Access Person or Level 4 Person is given an opportunity to appeal a Committee decision if he/she believes there are extenuating facts and circumstances of which the Committee and Compliance were unaware.

SECTION 9 - ISSUES FORUM

If you have a concern or question, you can voice this concern, i.e., issue or personal complaint on an anonymous basis by submitting it in writing to:

State Street Global Advisors
Attention:  Compliance Officer
P.O. Box 9185
Boston, MA  02209


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                                   APPENDIX A
                        INITIAL AND ANNUAL HOLDINGS REPORT

I have been identified by the Compliance Officer as a Level 1, 2 or 3 "Access Person" as defined in the State Street Global Advisors Code of Ethics. As required under the Code, I am reporting within 10 days of becoming an Access Person and annually thereafter all Securities in accounts where I have Beneficial Ownership. The Securities are as follows:

BROKER NAME      TITLE OF SECURITY        NUMBER OF            PRINCIPAL AMOUNT
                                          SHARES/CONTRACTS













                                       OR
       / / I AM ATTACHING STATEMENTS DISCLOSING ALL SECURITIES HOLDINGS AS OF THE MONTH-END PRIOR TO MY EMPLOYMENT AT SSGA.


--------------------     -----------------        -------------    ------------
PRINT NAME               SIGNATURE                AREA              DATE


                                STATEMENT OF CONFIDENTIALITY

      State Street Global Advisors Risk Management & Compliance area recognizes the sensitive nature of all materials disclosed for reporting purposes. Direct access to any personal information is limited to SSgA Compliance personnel. Requests for access from internal auditors or external regulators (i.e. the SEC, the Federal Reserve Bank Examiners, the Commodities Futures Trading Commission, etc.) are controlled to restrict the flow of information to the minimum necessary.

      To further ensure confidentiality, all information provided to SSgA Risk Management & Compliance is kept in a secured location.

                                   APPENDIX B

            Form Letter Requesting Broker, Dealer, Investment Adviser, Bank
               or Other Financial Institution to Forward Duplicate Confirmations
                           of Trades and Periodic Account Statements

DATE

NAME AND
ADDRESS OF BROKER

Re:  NAME OF ACCESS PERSON AND ACCOUNT NUMBER(S)

Dear Sir or Madam:

I am associated with State Street Global Advisors, an area of State Street Bank and Trust Company, an investment adviser to certain registered investment companies and other accounts. I have beneficial interest in and/or discretionary control over the above-referenced account(s). Therefore, please send a duplicate confirmation of each transaction in the account(s) and periodic account statements to:

            State Street Global Advisors
            Attn: Compliance Officer
            A/C (NAME OF ACCESS PERSON)
            P.O. Box 9185
            Boston, MA  02209

Additionally, please disregard any prior requests concerning duplicate confirmations in the account(s).

Very truly yours,


NAME OF ACCESS PERSON

                                   APPENDIX C

               Request for Approval of Privately Offered Security Transaction
                             As required by Code Section 3C- 2(b)

ACCESS PERSON:_________________   ___________________    ___________       ____
              Print Name          Signature              Area              Date

Please describe in detail (list buyer/seller) the nature of the proposed Private Offering Transaction and your involvement in the offering.

Please provide offering memorandum or any other documentation pertinent to this transaction to your local Compliance Officer. Describe HOW and WHY you were invited to participate in this Private Offering.
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

What is your initial investment amount? $____________________________

Do you have investment discretion?   Yes  ______                     No  _____

Will you be compensated?  Yes  ________  No  _____
If yes, provide details (include specific amount):_____________________________
_______________________________________________________________________________

Any possible conflict of interest with State Street Corporation or its affiliates?

Yes  _____      No  _____

If yes, please describe:_______________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Do you have any reason to believe that this Private Offering involves any potential conflict of interest with any customers of State Street Corporation or its affiliates?

Yes  _____      No  _____

If yes, please describe:_______________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Date:                                  Approved by:
     -----------------                 ---------------------------------------
                                                      Compliance Officer

July, 2000                             17

                                   APPENDIX D

                     FREQUENTLY ASKED QUESTIONS AND ANSWERS

1.   PRECLEARANCE

     A.   WHAT TRADES REQUIRE PRECLEARANCE?

     Any and all trades of Securities, as defined in the SSgA Code of Ethics (Section I-N), placed by an Access Person for his or her own personal account; or accounts of relatives for whom the Access Person provides investment advice (i.e., a trade made at the specfic direction of the Access Person on behalf of a relative regardless of who actually places the order). See the definition of Beneficial Ownership (Section 1-E of the Code) for further information.

     B.   SSGA FUNDS?

     No preclearance or reporting is required for trades in the SSgA Funds or any other US registered open-end mutual fund.

     C.   (GOOD `TILL CANCELLED ORDER) GTC OR LIMIT ORDER?

     Yes, Access Persons are required to obtain preclearance every day the GTC or Limit Order is open. Your broker needs to understand that you need Trading Desk approval before the trade is executed.

     D. DIVIDEND REINVESTMENTS OR THE EXERCISE OF RIGHTS, WARRANTS, OR TENDER OFFERS?

     No, acquisition of a security due to dividend reinvestment or the exercise of rights, warrants or tender offers that may have resulted from a spin off do not need to be precleared. These transactions should be reported to your local Compliance Officer once acknowledgment of the transaction is received.

     E.   CAN I PRECLEAR FIXED INCOME TRADES VIA LOTUS NOTES?

     No, preclearance for Fixed Income trades must be done manually via Appendix E of the Code. Deliver or fax the form to the Fixed Income Department to the attention of the Fixed Income Manager.

     F. IS IT NECESSARY TO PRECLEAR OR REPORT TRADES IN STATE STREET STOCK OPTIONS GRANTED PURSUANT TO EMPLOYMENT?

     When State Street (ticker symbol STT) stock options, granted pursuant to employment, are exercised at the first opportunity when vested, no preclearance is necessary. When STT options are exercised at any other time, the transaction(s) must be precleared and reported at quarter end. Confirms and account statements for these `transactions should be forwarded to your local Compliance Officer as with any other Securities reporting. Shares purchased by exercising State Street stock options must be reflected on the Initial and Annual Holdings Report (Appendix A) for Access Person Levels 1, 2, and 3.

July, 2000                             18

     ACCESS PERSONS ARE PROHIBITED FROM ENGAGING IN SHORT SELLING AND OPTIONS TRADING OF STATE STREET SECURITIES (EXCEPT TO THE EXTENT SUCH OPTIONS ARE ISSUED BY THE CORPORATION AS PART OF AN ACCESS PERSON'S EMPLOYEE COMPENSATION).

     G.   DO OPTION TRADES REQUIRE PRECLEARANCE AND REPORTING?

     Option trades initiated by you must be precleared. If another party exercises an option sold by you this transaction must be reported with your other securities transactions.

     H. IS PRECLEARANCE OR REPORTING REQUIRED IF I DONATE, RATHER THAN SELL, SECURITIES FROM MY PORTFOLIO?

     No preclearance is required by the donor but reporting is required for any receipt by gift of securities. A copy of the transfer certificate must be supplied to your local Compliance Officer as part of the quarterly reporting process at the quarter end following the transfer.

     I.   WHAT TRADES MUST BE REPORTED ON A QUARTERLY BASIS, POST TRADE?

     For any reportable Securities trade, the Access Person must direct his or her broker to forward duplicate confirms and periodic transaction/account statements directly to their local Compliance Officer. In addition, any and all transactions for accounts which the Access Person has a Beneficial Ownership (regardless of who makes the actual investment decisions), must be reported. Account statements and confirms must be forwarded to your local Compliance Officer as trades occur.

     J. IS PRECLEARANCE OR DISCLOSURE REQUIRED IF I AM A MEMBER OF AN INVESTMENT CLUB?

     If an Access Person joins an investment club or is an existing member upon employment with SSgA, a list of holdings must be submitted to your local Compliance Officer. No preclearance for trades is necessary although quarterly statements of the Investment Club's Securities transactions must be sent to Compliance directly from the Broker, referencing the Access Person. Disclosure in Initial and Annual Holdings Reports for Access Person Levels 1,2, and 3 is required. Trades should be precleared if an Access Person exercises control over the selection of securities.

2.   INDIVIDUAL RETIREMENT ACCOUNTS

     A. ARE TRADES IN MY SELF-DIRECTED INDIVIDUAL RETIREMENT ACCOUNT COVERED BY THE CODE?

     Preclearance and reporting are necessary when the IRA contains Securities as defined in Sections 4 and 5 of the Code.

     For transactions within the Salary Savings Program, including the State Street Self Managed Brokerage Accounts (SMBA), all investments of Securities, as defined in Section 1-N of the Code, must be precleared and reported as required by the Code.

July, 2000                            19

     The fund choices contained in the State Street 401(k) program do not require regular preclearance or reporting. Although transactions in the State Street Stock Fund do not need to be reported, as they are not defined as a Security, employees transacting in the State Street Stock Fund should be aware that these transactions are subject to the insider trading restrictions contained in the Code and State Street's Standard of Conduct.

3.   MARGIN ACCOUNTS

     A.   WHAT ARE MY RESPONSIBILITIES CONCERNING A MARGIN ACCOUNT?

     SSgA employees are allowed to open margin accounts, however, prior written disclosure must be made by all ACCESS PERSON LEVELS 1-4 TO YOUR LOCAL COMPLIANCE OFFICER. This may be done via Lotus Notes. All Access Persons who maintain a margin account are required to provide copies of account statements to your local Compliance Officer for review. Please remember that short-term trading is discouraged and will be monitored by Compliance.

4.   TRUSTEE POSITION

     A. WHAT ARE MY RESPONSIBILITIES IF I SERVE AS A TRUSTEE FOR A RELATIVE'S TRUST ACCOUNT? AM I SUBJECT TO THE PRECLEARANCE AND REPORTING REQUIREMENTS OF THE CODE?

     Each situation differs and will be reviewed on a case-by-case basis to determine what reporting and disclosure is required. A memo detailing the Trustee's role must be submitted to your local Compliance Officer who will review the facts and circumstances and inform you of preclearing or reporting requirements.

5.   DIRECTORSHIP

     A. WHAT ARE MY OBLIGATIONS TO STATE STREET REGARDING DISCLOSURE OF BUSINESS DIRECTORSHIPS UNDER THE SSGA CODE AND THE STATE STREET STANDARD OF CONDUCT?

     A State Street employee is required to obtain the approval of his or her Area Executive before becoming a director, officer, employee, partner or sole proprietor of a "for profit" organization. The request for approval should disclosed the name of the organization, the nature of the business, whether any conflicts of interest could reasonably result from the association, whether fees, income or other compensation will be earned, and whether there are any relationships between the organization and State Street. The request for approval along with the preliminary approval of the Area Executive is subject to the final review and approval of the General Counsel. An employee generally is permitted to retain the fees, income or compensation earned in connection with an approved activity.

     B. WHAT IF I SIT ON A BOARD OF DIRECTORS, OR SERVE AS TREASURER OR FINANCE DIRECTOR FOR A NON-PROFIT ORGANIZATION? DOES THE CODE GOVERN THE INVESTMENT ACTIVITIES OF THE NON-PROFIT ORGANIZATION?

     There is generally no requirement for an employee to disclose to or request approval from State Street in order to serve in a non-profit organization; however, if the employee is eligible to receive any fee, income or compensation in connection with the service, then a request for approval must be made as though the organization were a "for" profit entity.

     If the non-profit organization invests only in open-end mutual funds or obligations backed by the United States Government, no preclearance or reporting is required.

     Under the SSgA Code of Ethics, if the non-profit organization's portfolio contains Securities (as defined in the Code), you are required to submit a memo to your local Compliance Officer explaining the investment structure and your participation in the investment selection. If you either direct or individually trade Securities for the organization, then all trades must be precleared and reported.

6.   ADDITIONAL INFORMATION

     A.   WHERE CAN I GO FOR ADDITIONAL INFORMATION ON THE CODE OF ETHICS?

     The Code of Ethics is available on the SSgA Intranet Home Page under "Recent Sightings". To look up a specific questions consult the Code of Ethics "Quick Reference Tool" (Appendix G) which contains interpretive business practices.

July, 2000                            21

                                   APPENDIX E

-----------------------------------------------------------------------------
PRECLEARANCE OF FIXED INCOME TRADES BY ACCESS PERSONS (PERSONAL TRANSACTIONS)
-----------------------------------------------------------------------------
Effective Date: 10/1/96
Revised: 05/03/99
Area/Business Unit: SSgA
Approved by: Robert Fort

-----------------------------------------------------------------------------


POLICY STATEMENT

U.S. domiciled Access Persons are required to preclear personal securities transactions in corporate and municipal fixed income securities. If the Fixed Income Department is not participating in the purchase or sale of the relevant security for clients, the limits listed below will not apply.

The Fixed Income Unit Head is not responsible for judging the credit quality of proposed personal transactions.

PROCEDURE:

    Responsibility                              Action
U.S. domiciled              Submit proposed transaction form (Appendix C of
Access Persons              Code of Ethics) for a personal fixed income
                            security trade via hard copy to the Unit Head/Bond
                            Desk of the PAM Fixed Income Department.

The Bond Unit Head-PAM      Review the proposed personal transaction based on
                            the following criteria:

                              a. NEW ISSUES: Proposed personal transactions may not exceed 0.05% of the new issue.

                              b.  SECONDARY MARKET TRADES:  Proposed
                                  transactions may not exceed 0.05% of the current total outstandings of the issue.

                              c. MUNICIPAL SECURITIES: Approval of personal trades in the secondary municipal securities will be effective for 15 calendar days.
                                  After that time, the Access Person will
                                  have to re-apply for preclearance.

                            If approved, the Unit Head will sign and date the Proposed Transaction Form and return it to the Access Person. The Access Person submits a copy of the approved Proposed Transaction Form to SSgA's Compliance Department

Effective 05/03/99

                        Robert Fort - Unit Head

Back-ups:
                        Deborah Vargo
                        Paul Mattocks
                        Maureen Buttenheim

July, 2000                            23

                                   APPENDIX F

                        LIST OF LOCAL COMPLIANCE OFFICERS

AREA                              COMPLIANCE OFFICER           TELEPHONE/EMAIL
------------------------------------------------------------------------------------------
Boston                            Kathleen Griffin            (617)664-3921
GA (Boston, PAM, SSBSI)                                       Kathleen Griffin/BOSTON/SSGA

Citistreet                        Judy Dorian                 (617)376-9634
                                                              Judith A Dorian/RIS/SSGA

AIT                               Dana Vicander               (727)799-3671
                                                              Dana Vicander/BOSTON/SSGA

Australia                         Ray Moses                   011 61 2 9240  7628
                                                              Ray Moses/SYDNEY/SSGA

Chile                             Inma Pena                   011 56 2 350 420
                                                              Inma Pena/BOSTON/SSGA

Hong Kong                         Yan Yan Li                  011 852 2103 0268
                                                              Yan Yan Li/BOSTON/SSGA

London, Rexiter Capital           Neil Warrender              011 44 207 698  6005
Management, Dubai, Brussels,                                  Neil Warrender/LONDON/SSGA
Switzerland, Spain

Munich                            Klaus Esswein               011 49 89 55878
                                                              Klaus Esswein/LONDON/SSGA

Paris                             Andgy Ma                    011 33 01 5375 8026
                                                              Angdy Ma/PARIS/SSGA

Toronto/Montreal                  Marilina Mastronardi        (514)282-2420
                                                              Marilina Mastronardi/
                                                              MONTREAL/SSGA

Tokyo                             Satoru Miyokawa             011 81 3 5408 7345
                                                              Satoru Miyokawa/TOKYO/SSGA

                                   APPENDIX G

                       CODE OF ETHICS QUICK REFERENCE TOOL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Initial       Prior         Prior
                                                               Qtr. Reporting-     &        disclosure     written
                                                               confirms/stmts.   Annual   to EVP of your   consent
                                  No Reporting                    to Risk       Holdings   area (cc:Risk  Compliance
                                  Requirements  Pre-clearance    Management       Rpt.      Management)     Officer   Applicability
-----------------------------------------------------------------------------------------------------------------------------------
        ACCESS PERSON LEVELS                         1-3             1-3          1-3           1-4           1-4          1-4
-----------------------------------------------------------------------------------------------------------------------------------
  TRADING IN:
-----------------------------------------------------------------------------------------------------------------------------------
- Affiliated (advised or
  sub-advised by State
  Street) Mutual Funds
  e.g.: SSgA Funds                     X
-----------------------------------------------------------------------------------------------------------------------------------
- Affiliated Money
  Market Funds                         X
-----------------------------------------------------------------------------------------------------------------------------------
- US registered open-end
  nonaffiliated Mutual
  Funds                                X
-----------------------------------------------------------------------------------------------------------------------------------
- SPDRs & Diamonds
  (Open end unit trusts)               X
-----------------------------------------------------------------------------------------------------------------------------------
- 401K State Street
  Stock Fund                           X
-----------------------------------------------------------------------------------------------------------------------------------
- Closed-end Mutual Funds                             X                X           X
-----------------------------------------------------------------------------------------------------------------------------------
- Margin Accounts-disclose
  to local Compliance Officer                                                                                                X
-----------------------------------------------------------------------------------------------------------------------------------
  TRADING IN FIXED INCOME INSTRUMENTS
-----------------------------------------------------------------------------------------------------------------------------------
- U.S. Government
  Obligations                          X
-----------------------------------------------------------------------------------------------------------------------------------
- Government Sponsored
  Agencies Enterprises                                X               X            X
  (GSE)(SEE FOOTNOTE 1)
-----------------------------------------------------------------------------------------------------------------------------------
- Corporate Bonds                                     X               X            X
----------------------------------------------------------------------------------------------------------------------------------
- Municipal Bonds                                     X               X            X
-----------------------------------------------------------------------------------------------------------------------------------
  NON-PROFIT ORGANIZATION
-----------------------------------------------------------------------------------------------------------------------------------
- Directing Securities
  trades for Non-Profit                               X               X            X             X
-----------------------------------------------------------------------------------------------------------------------------------
- Directing Non
  Securities trades, i.e.
  Mutual Funds, for
  Non-Profit                           X
-----------------------------------------------------------------------------------------------------------------------------------
- Director Non-Profit                                                                            X
-----------------------------------------------------------------------------------------------------------------------------------
- MEMBERSHIP IN:
-----------------------------------------------------------------------------------------------------------------------------------
- Investment Club -
  notification and list
  of holdings at inception
  to local Compliance Officer                                         X            X
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Initial       Prior         Prior
                                                               Qtr. Reporting-     &        disclosure     written
                                                               confirms/stmts.   Annual   to EVP of your   consent
                                  No Reporting                    to Risk       Holdings   area (cc:Risk  Compliance
                                  Requirements  Pre-clearance    Management       Rpt.      Management)     Officer   Applicability
-----------------------------------------------------------------------------------------------------------------------------------
  PROHIBITIONS
-----------------------------------------------------------------------------------------------------------------------------------
- Initial Public Offering
  (IPO) (see footnote 2)                                                                                                    X
-----------------------------------------------------------------------------------------------------------------------------------
- Private Placements
  (Except as specifically
  approved)                                                                                                    X
-----------------------------------------------------------------------------------------------------------------------------------
- Gifts (SEE FOOTNOTE 3)                                                                                                    X
-----------------------------------------------------------------------------------------------------------------------------------
  SSC Standard of Conduct
  Requirements                                       1-3             1-3          1-3           1-4           1-4          1-4
-----------------------------------------------------------------------------------------------------------------------------------
- Business directorships
  Public and Non-Profit
  (SEE FOOTNOTE 4)                                                                               X                          X
-----------------------------------------------------------------------------------------------------------------------------------
  State Street Securities
-----------------------------------------------------------------------------------------------------------------------------------
- State Street Common Stock                           X               X            X
-----------------------------------------------------------------------------------------------------------------------------------
- State Street Stock
  Purchase Program
-----------------------------------------------------------------------------------------------------------------------------------
-     -Purchase                        X
-----------------------------------------------------------------------------------------------------------------------------------
-     -Sales                                          X               X            X
-----------------------------------------------------------------------------------------------------------------------------------
  Salary Savings
  Plan - 401K
-----------------------------------------------------------------------------------------------------------------------------------
-   -Transactions in
    SSB Stock Fund                     X
-----------------------------------------------------------------------------------------------------------------------------------
-   -Self-Managed Brokerage
    Account- 401K                                     X               X            X
-----------------------------------------------------------------------------------------------------------------------------------
  Exercising State
  Street Stock Options
-----------------------------------------------------------------------------------------------------------------------------------
  Options Obtained in the Market: Employees are prohibited from engaging in short selling and options trading of State Street Securities (except to the extent such options are issued by the Corporation as part of an employee's compensation)
-----------------------------------------------------------------------------------------------------------------------------------
  GRANTED PURSUANT TO EMPLOYMENT
-----------------------------------------------------------------------------------------------------------------------------------
-   -Exercised at first
    opportunity when vested            X
-----------------------------------------------------------------------------------------------------------------------------------
-   -Exercised at any
    other date                                        X               X            X
-----------------------------------------------------------------------------------------------------------------------------------
  Reporting
-----------------------------------------------------------------------------------------------------------------------------------
-   -Initial & Annual
    Holdings Report                                                                                                        1-3
-----------------------------------------------------------------------------------------------------------------------------------
-   -Quarterly Reporting                                                                                                   1-3
-----------------------------------------------------------------------------------------------------------------------------------
-   -Annual Certification                                                                                                  1-4
-----------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES
------------------------------------------------------------------------------
(1)GOVERNMENT SPONSORED AGENCIES ENTERPRISES - ARE NOT GUARANTEED
------------------------------------------------------------------------------
BY THE FULL FAITH AND CREDIT OF THE U.S. GOVERNMENT
------------------------------------------------------------------------------
E.G., FANNIE MAE OR FREDDIE MAC
------------------------------------------------------------------------------
(2) REFER TO SECTION 3C2A(I)(II) OF THE CODE OF ETHICS;
CALL LOCAL COMPLIANCE OFFICER FOR ADDITIONAL INFORMATION
------------------------------------------------------------------------------
(3)GIFTS: ACCEPTING FROM ANY CUSTOMER OR VENDOR A GRATUITY OR ANYTHING OF VALUE IN EXCESS OF ONE HUNDRED (US $100) PER INDIVIDUAL PER CALENDAR YEAR IS
PROHIBITED.   REFER TO SSC STANDARD OF CONDUCT FOR ADDITIONAL INFORMATION
------------------------------------------------------------------------------
(4) AN EMPLOYEE IS REQUIRED TO OBTAIN THE APPROVAL OF HIS OR HER AREA EXECUTIVE BEFORE BECOMING A DIRECTOR OFFICER, EMPLOYEE, PARTNER OR SOLE PROPRIETOR OF A "FOR PROFIT" ORGANIZATION.
------------------------------------------------------------------------------
DIRECTOR OR OFFICER OF "NON-PROFIT":  IF EMPLOYEE IS ELIGIBLE FOR
COMPENSATION, FOLLOW SAME PROCEDURE AS "FOR PROFIT" COMPANY
------------------------------------------------------------------------------
AS ABOVE.  REFER TO SSC STANDARD OF CONDUCT FOR ADDITIONAL INFORMATION.
------------------------------------------------------------------------------